EXHIBIT 99.1

GAPSHARE 401(K) PLAN

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS:
Statements of Net Assets Available for Benefits	2
Statement of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-7
SUPPLEMENTAL SCHEDULE:
Form 5500, Schedule H, Part IV, Line 4:—Schedule of Assets (Held at End of Year) as of December 31, 2008	8-9

All other supplemental schedules not listed above have been omitted because of the absence of conditions under which they are required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of the GapShare 401(k) Plan:

We have audited the accompanying statements of net assets available for benefits of the GapShare 401(k) Plan (the “Plan”) as of December 31, 2008 and 2007, and the related statement of changes in net assets available for benefits for the year ended December 31, 2008. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2008 and 2007, and the changes in net assets available for benefits for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2008, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2008 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
June 18, 2009

GAPSHARE 401(K) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

DECEMBER 31, 2008 AND 2007

	2008	2007
Investments, at fair value:
Mutual funds	$234,975,421	$343,919,149
Collective trust funds	152,227,741	176,469,403
Common stock: The Gap, Inc. common stock fund	51,076,056	85,734,952
Participant loans	19,220,274	19,302,670

Total investments at fair value	457,499,492	625,426,174
Cash	9	21
Participant contributions receivable	491,553	1,284,616
Employer contributions receivable	438,564	871,568
Interest receivable	18,626	33,119

NET ASSETS AVAILABLE FOR BENEFITS AT FAIR VALUE	458,448,244	627,615,498
Adjustments from fair value to contract value for fully benefit-responsive investment contracts	3,184,922	(134,812)

NET ASSETS AVAILABLE FOR BENEFITS	$461,633,166	$627,480,686

See accompanying notes to the financial statements.

GAPSHARE 401(K) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

YEAR ENDED DECEMBER 31, 2008

2008
ADDITIONS TO (REDUCTIONS FROM) NET ASSETS ATTRIBUTED TO:
Investment income (loss):
Net depreciation in fair value of mutual funds	$(122,094,795)
Net depreciation in fair value of collective trusts	(41,389,648)
Net depreciation in fair value of The Gap, Inc. common stock	(30,023,594)
Dividends and interest	10,264,585

Total investment loss, net	(183,243,452)

Contributions:
Employer	34,289,793
Participants	55,576,251

Total contributions	89,866,044

Total reductions, net	(93,377,408)

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
Benefits paid to participants	71,717,291
Administrative expenses and other	752,821

Total deductions	72,470,112

NET DECREASE	(165,847,520)
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	627,480,686

End of year	$461,633,166

See accompanying notes to the financial statements.

GAPSHARE 401(K) PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008 and 2007

1.	DESCRIPTION OF PLAN

General - The GapShare 401(k) Plan (the “Plan”) is a defined contribution plan which was established to provide a source of retirement savings to participants and to enable participants to defer a portion of their compensation. The following brief description of the Plan is provided for general information purposes only. Participants should refer to the Summary Plan Description and official Plan documents for more complete information.

The Plan qualifies under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986. Full time and part time employees of The Gap, Inc. (the “Company” or “Plan Sponsor”) and its subsidiaries are eligible to participate in the Plan upon attaining the age of 21 and after one year of employment with the Company upon completion of a minimum of 1,000 hours of service.

Contributions - The minimum level of participant contributions is 1% of base salary. Total contributions may not exceed a maximum of 30% of total eligible compensation on a pre-tax basis and 21% of total eligible compensation on an after-tax basis. The maximum allowable pre-tax contributions qualifying for deferral for individual income tax purposes was $15,500 for the years ended December 31, 2008 and 2007. The maximum compensation allowable for Plan allocation purposes was $230,000 and $225,000 for the years ended December 31, 2008 and 2007, respectively.

Company contributions are made according to a matching formula established prior to the beginning of each Plan year. For 2008, the formula provided for a 100% matching contribution up to 4% of base pay per pay period of participant contributions on a pre-tax or after-tax basis. A participant’s aggregate annual contribution, which includes participant and Company contributions, could not exceed $46,000 and $45,000 for the years ended December 31, 2008 and 2007, respectively. Participants may also contribute amounts representing distributions from other qualified defined contribution plans.

Investments of participant and Company contributions are allocated to the funds as elected by the participant. Allocations of each fund’s earnings are based on participant account balances in those funds. Participants may transfer accumulated account balances between funds at any time.

Trustee and Record Keeper - Wells Fargo & Company (“Wells Fargo”) acquirer of Wachovia Bank N.A. (“Wachovia”) served as trustee and record keeper from January 1, 2008 to December 31, 2008. Wells Fargo acquired all of Wachovia and its businesses and obligations effective December 31, 2008.

Investment Options - At December 31, 2008, the Plan’s assets were invested in a number of registered investment funds, collective trusts, and the Plan Sponsor’s common stock at Wells Fargo.

The Plan Sponsor’s common stock may provide the greatest potential for either loss or gain since it relates to the common stock of a single company. When directed by the participant, the Trustee buys shares of the Plan Sponsor’s common stock in the open market. Shares are also purchased from Plan participants who transfer their accounts out of this investment option or who take distributions or withdrawals from this investment option in the form of cash. At December 31, 2008 and 2007, the Plan held 3,768,063 shares (market value of $13.39 per share) and 3,972,884 (market value of $21.28 per share), respectively, of the Plan Sponsor’s common stock.

Vesting - All active employees are 100% vested in all employer contributions, participant contributions and earnings thereon.

Participant Loans - For a fee of $75 to $100 (depending on the loan term), participants may apply to receive a loan of up to the lesser of 50% of their vested amounts or $50,000, minus the highest balance of any other loan outstanding in the preceding 12 months. The minimum amount participants may borrow is $1,000. Such loans are repaid through payroll deductions for up to a period of five years, unless a loan is for the purchase or construction of a principal residence, in which case terms range from one to fifteen years. If an unpaid loan balance exists at the time a participant leaves the Company and withdraws from the Plan, it must be repaid by the participant or deducted from the participant’s total distribution. The fixed interest rate charged is 1% over the prime rate (as published in The Wall Street Journal) on the last business day of the month proceeding the month in which the loan is requested. As of December 31, 2008, there were 5,479 such loans, with interest rates ranging from 5% to 10.5%, maturing from 2009 to 2023. As of December 31, 2007, there were 5,508 such loans, with interest rates ranging from 5% to 10.5%, maturing from 2008 to 2022.

Automatic Enrollment - The Plan adopted an automatic enrollment provision effective July 1, 2001. Under this provision, eligible employees become automatically enrolled in the Plan at a contribution rate of 2% of pre-tax compensation, unless they otherwise elect not to be enrolled. These participants’ initial contributions are allocated 100% to the RiverSource Trust (“RVST”) Core Balanced Fund II unless they choose otherwise. Participants can elect to change or stop deductions at any time following enrollment.

Payment of Benefits - Upon termination of employment, a participant may elect to have distribution of their account either in a lump sum payment or, if greater than $5,000, deferred until the participant is the age of 70 1/2. Deferred account balances may be invested in any of the funds, subject to normal restrictions.

Administrative Expenses - Beginning January 1, 2002, the Plan’s administrative expenses are allocated to participant accounts with a market value over $200. Each account is charged the same dollar amount of fees on a quarterly basis.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties - The Plan utilizes various investment instruments including mutual funds and investment contracts. These investments, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term, and such changes could materially affect the amounts reported in the financial statements.

Investment Valuation and Income Recognition - The Plan’s investments are stated at fair value. Shares of mutual funds and The Gap, Inc. common stock are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Collective trust funds including the RVST Money Market I Fund, the RVST Income Fund II, the RVST Equity Index II Fund, and the RVST Core Balanced Fund II are valued at the fair value of the underlying investments and then adjusted by the issuer to contract value.

The RVST Income Fund II is a stable value fund comprised of shares in the RiverSource Trust Collective Investment Funds for Employee Benefit Trusts Income Fund I. The fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds, and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals.

Participant loans are carried at amortized cost, which approximates fair value.

Purchases and sales of mutual funds and collective funds are recorded on a trade-date basis (which is not materially different from a settlement-date basis). Purchases and sales of The Gap, Inc. common stock are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded on the ex-dividend date.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

Adoption of New Accounting Guidance - In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 is applied under other accounting pronouncements that require or permit fair value measurements and, accordingly, will not require any new fair value measurements. The Plan adopted SFAS 157 for financial assets and liabilities effective January 1, 2008.

Various inputs are used in determining the value of the Plan’s investments. These inputs are summarized in the three broad levels listed below:

Level 1 – quoted prices in active markets for identical securities

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 – significant unobservable inputs (including Plan assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the Plan, while unobservable inputs reflect the Plan’s assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Plan’s investments as of December 31, 2008:

Fair Value at December 31, 2008

Description	Level 1 – Quoted Prices in Active Markets for Identical Assets	Level 2 – Other Significant Observable Inputs	Level 3 – Significant Unobservable Inputs	Total
Investment in securities	$286,051,477	$—	$—	$286,051,477
Collective trust funds		152,227,741		152,227,741
Participant loans	—	—	19,220,274	19,220,274

	$286,051,477	$152,227,741	$19,220,274	$457,499,492

The following table is a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value.

Balance as of January 1, 2008	$19,302,670
Participant loan originations	11,635,889
Loan payments received	(8,243,080)
Loan pay-off by distribution	(3,472,538)
Principal adjustments	(2,667)

Balance as of December 31, 2008	$19,220,274

3.	INVESTMENTS

The fair value of individual investments that represent more than 5% of the Plan’s net assets available for benefits at fair value as of December 31, 2008 and 2007 are as follows:

	2008	2007
Harbor Capital Appreciation Fund, 2,109,748 and 2,170,046 shares, respectively	$48,777,389	$80,204,930
T. Rowe Price New Horizons Fund, 1,595,020 and 1,602,986 shares, respectively	28,375,414	48,907,105
RVST Core Balanced Fund II, 8,680,826 and 7,170,879 shares, respectively	82,059,857	91,249,446
PIMCO Total Return Fund, 4,013,183 and 3,694,646 shares, respectively	46,812,985	41,235,953
RVST Income Fund II, 1,509,494 and 1,349,028 shares, respectively (a)	40,850,057	37,801,026
The Gap, Inc. Common Stock, 3,768,063 and 3,972,884 shares, respectively	51,076,056	85,734,952
RVST Equity Index Fund II, 1,049,351 and 1,066,936 shares, respectively	29,317,827	47,418,931
Europacific Growth Fund, 1,612,975 and 1,595,572 shares, respectively	44,453,593	80,033,935
Neuberger & Berman Genesis Fund, 829,422 and 694,206 shares, respectively	25,786,751	34,210,516

(a)	The contract values of RVST Income Fund II are $44,034,979 and $37,666,214 as of December 31, 2008 and 2007, respectively, in which the adjustments from fair value to contract value were calculated based on the Plan’s proportionate share of ownership in the collective trust funds.

4.	TAX EXEMPT STATUS

The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”), with a qualified cash or deferred arrangement under Section 401(k) of the Code. The Plan has obtained a favorable tax determination letter from the Internal Revenue Service (“IRS”) dated August 9, 2006 (reflecting amendments made to the Plan through June 2, 2006), stating that the Plan is qualified under Section 401(a) of the Code, and, accordingly, the Plan’s net investment income is exempt from income taxes.

5.	PLAN TERMINATION

The Plan is intended to be permanent; however, in the event of the termination of the Plan, the assets of the Plan allocable to each participant shall be segregated, liquidated and distributed to the participants in proportion to their respective account balances.

6.	EXEMPT PARTY-IN-INTEREST TRANSACTIONS

Certain Plan investments are shares of collective trust funds managed by Wells Fargo (formerly, Wachovia). Wells Fargo is the Trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. During the year ended December 31, 2008, plan administrative expenses of $752,821 were paid to Wells Fargo from plan assets.

At December 31, 2008 and 2007, the Plan held 3,768,063 and 3,972,884 shares, respectively, of The Gap, Inc. common stock (the sponsoring employer), with a cost basis of $23,410,145 and $24,479,279, respectively. During the year ended December 31, 2008, the Plan recorded dividend income from The Gap, Inc. common stock of $1,318,479.

7.	RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

Year Ended December 31, 2008
Net assets available for benefits per financial statements	$461,633,166
Less: Adjustments from fair value to contract value for fully benefit-responsive investment contracts	(3,184,922)
Less: Contributions receivable	(930,117)
Less: Deemed distributed loans	(1,815,936)

Net assets available for benefits per Form 5500	$455,702,192

Participant loans per financial statements	$19,220,274
Less: Deemed distributed loans	(1,815,936)

Participant loans per Form 5500	$17,404,338

Year Ended December 31, 2008
Total contributions per financial statements	$89,866,044
Add: Change in contributions receivable	1,226,067

Total contributions per Form 5500	$91,092,112

Total deductions per financial statements	$72,470,112
Less: Change in deemed distributed loans	(29,744)
Add: Interest income on deemed distributed loans	12,879

Total deductions per Form 5500	$72,453,247

* * * * * *

GAPSHARE 401(K) PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4:—SCHEDULE OF ASSETS (HELD AT END OF YEAR)

AS OF DECEMBER 31, 2008

Identity of Issuer or Borrower	Description of Investment	Fair Value
Mutual funds:
Harbor Capital Appreciation Fund	Mutual Fund 2,109,748 shares	$48,777,389
Hotchkis & Wiley Large Cap Val I	Mutual Fund 909,805 shares	9,598,448
Domini Social Equity Fund	Mutual Fund 637,477 shares	12,494,564
T Rowe Price Retirement 2010 Fund	Mutual Fund 170,599 shares	1,912,422
T Rowe Price Retirement 2020 Fund	Mutual Fund 324,072 shares	3,600,440
T Rowe Price Retirement 2030 Fund	Mutual Fund 499,168 shares	5,570,725
T Rowe Price Retirement 2040 Fund	Mutual Fund 468,905 shares	5,195,472
T Rowe Price Retirement 2055 Fund	Mutual Fund 38,047 shares	233,234
T Rowe Price Retirement 2050 Fund	Mutual Fund 24,612 shares	152,600
T Rowe Price Retirement 2045 Fund	Mutual Fund 47,538 shares	350,837
T Rowe Price Retirement 2035 Fund	Mutual Fund 64,065 shares	499,067
T Rowe Price Retirement 2025 Fund	Mutual Fund 52,862 shares	419,727
T Rowe Price Retirement 2015 Fund	Mutual Fund 25,050 shares	207,918
T Rowe Price Retirement 2005 Fund	Mutual Fund 20,482 shares	176,972
T Rowe Price Retirement Income Fund	Mutual Fund 31,725 shares	356,863
Neuberger Berman Genesis Fund	Mutual Fund 829,422 shares	25,786,751
PIMCO Total Return Fund	Mutual Fund 4,013,183 shares	46,812,985
Europacific Growth Fund	Mutual Fund 1,612,975 shares	44,453,593
T. Rowe Price New Horizons Fund	Mutual Fund 1,595,020 shares	28,375,414

Total mutual funds		234,975,421

GAPSHARE 401(K) PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4:—SCHEDULE OF ASSETS (HELD AT END OF YEAR) (continued)

AS OF DECEMBER 31, 2008

Identity of Issuer or Borrower	Description of Investment	Fair Value
Collective trust funds:
RVST Core Balanced Fund II *	Collective trust 8,680,826 shares	82,059,857
RVST Income Fund II *	Collective trust 1,509,494 shares	40,850,057
RVST Equity Index Fund II *	Collective trust 1,049,351 shares	29,317,827

Total collective trust funds		152,227,741

The Gap, Inc. Common Stock*	Common Stock 3,768,063 shares	51,076,056

Participant Loans*	5,479 loans with interest rates from 5% to 10.5%, maturing from 2009 to 2023	19,220,274

TOTAL		$457,499,492

*	- Represents party-in-interest transaction.